Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

CCH Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share, underlying Convertible Notes and Pre-Delivery Shares	(1)	Other	27,295,745	$1.50	$40,943,617.50	0.0001381	$5,654.31
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share, underlying Warrants	(2)	Other	5,319,156	$2.46	$13,085,123.76	0.0001381	$1,807.06

Total Offering Amounts:							$54,028,741.26		7,461.37
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$7,461.37

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. Represents up to 27,295,745 Class A Ordinary Shares issuable upon the (i) conversion of up to 26,595,745 shares underlying the Convertible Notes and (ii) 700,000 Pre-Delivery Shares.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based upon the average of the high ($1.84) and low ($1.15) prices of the ordinary shares as reported on the Nasdaq Capital Market on August 7, 2026.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) promulgated under the Securities Act. Represents up to 5,319,156 Class A Ordinary Shares issuable upon the exercise of the Warrants, of which the prices at which the Warrants may be exercised are determined to be $2.46 (except for occurrence of any defaulting event) pursuant to the Securities Purchase Agreement between the Company and the Selling Shareholder dated July 31, 2026.